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                                                                  EXHIBIT 10.32


            UNIVERSAL TRANSPORT EXCHANGE LICENSE AND OPTION AGREEMENT

         This Agreement made this 13th of August ("Effective Date") is by and between UNIVERSAL ACCESS, INC. ("UAI"), and Access Integrated Technologies, Inc. ("Licensee").

         WHEREAS, UAI currently operates facilities, and UAI desires to grant to the Licensee permission to locate and install Licensee's or its customers' telecommunications equipment, conduit and cables within the following Universal Transport Exchanges (individually or collectively referred to, as appropriate, as the "UTX" or "UTX's"), and

         List of UTX's:

         Atlanta, Chicago, Dallas, Los Angeles, Miami, New York (601 W 26'th), San Francisco, Seattle, Washington DC. Boston will be considered on an individual case basis.

         WHEREAS, Licensee desires to install such Equipment and obtain cross-connects and other services in the UTX in accordance with the terms set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:

1. Limited License To Occupy And Use The Space. UAI grants to Licensee a non-exclusive limited license (the "License") to occupy the portion of the UTX (the "Space"), specifically identified in agreed-upon UTX Service Order(s) ("UTX Service Order"), a form of which is attached hereto as Exhibit A, and a UTX Planning Document which is incorporated by reference herein as Exhibit B, for the Use described below. Licensee acknowledges that it has only been granted a license to occupy the Space for the Use specified and that Licensee has not been granted any real property interest in the Space, the UTX, or the building in which the UTX is located (hereinafter the "Building"). The Licensee shall only utilize the UTX to occupy, access, and locate certain equipment for the purpose of the installation, use and maintenance of communications equipment, computers, and other related equipment owned and used by Licensee and its customers (the "Use"). All other uses are prohibited without prior written consent from UAI. No minimum amount of space is required to be licensed under the terms of this Agreement.

2. End User Agreements; Information Regarding Status of End Users.

A Licensee may grant the right to use the space for the Use (each an " End User agreement") to one or more third parties (each a "End User"), provided that the following conditions have been met:

         (i) Licensee enters into an End User agreement that contains terms and conditions which are at least as restrictive as than those set forth in this Agreement, including, but not limited to: (a) the requirement that the End User abide by all access rules, safety rules, applicable laws and other procedures which Licensee may be obligated to abide by according to this Agreement; (b) a specific provision giving UAI permission to remove an End User's equipment upon termination of this Agreement or the End User's Agreement, whichever is later, if such End User or Licensee has not removed the equipment within thirty (30) days of UAI's written notice to Licensee, unless Licensee is taking over operation of the UTX under Section 42, and (c) a specific provision prohibiting and voiding any End User agreement which offers services competitive to UAI.

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         (ii) the initial term of each End User agreement must terminate on or before the termination or expiration of the Term; provided, however, that the End User agreement may allow for renewal periods as long as such renewals are consistent with the renewals of this Agreement.

         (iii) Licensee notifies UAI of the identity of the End User.

B Licensee shall promptly provide UAI with such information regarding the status of any of the End User agreements as UAI may reasonably request from time to time, including without limitation, providing a copy of such End User agreement and any amendments thereto and information regarding any defaults under such End User agreement, excepting specific pricing and confidential information.

C. Any End User agreement entered into by Licensee other than as permitted by this Section 2 or any sublicense granted by Licensee's End User shall, unless otherwise agreed to in writing by UAI, be void and of no force and effect.

3. Access. Subject to the terms and limitations described herein, including UAI's and the Building landlord's reasonable security measures, UAI shall provide Licensee access to the UTX and Space twenty-four (24) hours per day, seven (7) days per week and three hundred and sixty-five (365) days per year, so that Licensee may perform installation, operation, maintenance, replacement and repair functions. Licensee shall provide UAI with reasonable advance notice of all such access. Licensee shall identify the person(s) authorized by Licensee to access the Space. Licensee grants UAI full and free access to the Space at all times.

4. Service Order Process for Space and Power. Any Space desired by Licensee shall be requested on UAI's UTX Service Order form. Each UTX Service Order shall become binding and a part of this Agreement when executed by a duly authorized representative of both UAI and Licensee.

5. Space Design Process. After the execution of the UTX Service Order, the Licensee shall complete a UTX Planning Document, which shall include, without limitation, all working drawings and other documentation related to the design and installation of Licensee's equipment in the UTX. The Planning Document is subject to the review and approval of UAI, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the above, UAI reserves the right at all times during the term of this Agreement to reasonably approve and specify the types of equipment, construction, installation, maintenance and repair standards reasonably required to ensure compliance with UAI's equipment and safety standards and procedures.

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6. Equipment Installation. Subject to the parties obtaining any required consents or approvals from property management ("Landlord"), Licensee will install, at its expense, all Equipment to Licensee's Demarcation Point in the Space in accordance with the UTX Service Order and Planning Document; provided, however, that Licensee shall terminate its fiber in the UAI Gross Fiber Management Space located within the Cross-Connect Space. If Licensee requires customized or specialized improvements to the Space, Licensee shall, in addition to any one-time fees and monthly recurring charges, also pay UAI a "Build-Out Fee" as agreed to by the parties and set forth in writing. The Build-Out Fee shall be payable upon Licensee's acceptance of the UTX Service Order relevant to the customized or specialized improvements in question. If this Agreement or any relevant UTX Service Order is terminated or suspended by UAI prior to Licensee paying the balance of any Build-Out Fee, UAI shall be entitled to accelerate and immediately collect from Licensee any costs incurred by UAI as a result of such customized or specialized improvements to the Space. Subject to the parties obtaining any required consents or approvals from Landlord, Licensee will be permitted to install, at its expense, agreed-upon signage in the Space.

7. License Term. The initial term of this Agreement will begin on the Effective Date and expire six months thereafter (the "Initial Term"). In addition, the Initial Term of this Agreement will automatically extend so that it will expire two years after the Effective Date if, during the initial six month period, Licensee submits orders for Space that equal or exceed 750 square feet (measured in the aggregate across all UTX's). For the purpose of the calculation in the paragraph 7, a cabinet shall be considered to be 20 square feet of Space.

8. Renewal of License. So long as Licensee is not in Default of this Agreement, and so long as UAI continues to occupy the UTX, this Agreement will automatically renew upon the completion of the Initial Term for successive six month periods (the "Renewal Period(s)") on the terms and conditions which are set forth in this Agreement and the UTX Service Order, unless terminated by the Licensee or UAI (i) at least thirty days in advance of the end of the Initial Term, or (ii) thirty days in advance during a Renewal Period.

9. Cross-Connects with Third Parties. Licensee may only interconnect with other parties located in the UTX by ordering a cross-connect from UAI in accordance with UAI's ordering and provisioning procedures (a "Cross-Connect"). Licensee will order Cross-Connects by submitting a service order using UAI's electronic ordering system. Unless otherwise elected by UAI in writing, only UAI or its designated agents shall connect or install the Cross-Connect from the demarcation point of Licensee's Equipment to the equipment of the other UTX licensee. All Cross-Connects must go through the UAI Cross-Connect Space. Licensee shall provide to UAI all information, including but not limited to slot or channel assignments, necessary for facilitating Cross-Connects on behalf of Licensee, in addition to the information required in the Planning Document. UAI shall have the right to test and inspect Licensee's Cross-Connects.

10. Space and Cross-Connect Term.

         A. With respect to Space and each Cross-Connect provided to Licensee under this Agreement, the term will be as specified in the applicable service order ("Minimum Service Term"). If no Minimum Service Term is specified in the service order, the Minimum Service Term shall be one year. The Minimum Service Term for Space and each Cross-Connect shall automatically renew on a month-to-month basis (each of which will be deemed a renewal term) unless terminated by written notice by either party at least thirty days prior to the end of the original Minimum Service Term or the renewal term. If the Minimum Service Term of any Space or Cross-Connect extends beyond the expiration of the Term of this Agreement, then the terms of this Agreement will continue to govern the provision of such Space or Cross-Connect until the Minimum Service Term applicable to such services has expired. In no event will new orders for Space or Cross-Connects be permitted if the term of this Agreement has expired or been terminated.


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         B. If Licensee desires to terminate any Space or Cross-Connect (or any related Service), Licensee will send the appropriate request via e-mail to UAI at DisconnectRequest@UniversalAccess.net (or such other address designated by UAI in writing). Licensee must provide at least 30 days written notice of any termination requested under this Agreement, and will remain liable for all charges and taxes incurred prior to the effective date of termination.

11. Fees and Charges. Licensee shall pay to UAI the fees and charges for the Space (racks/cabinets), power as set forth in the Interconnection Services Pricing Schedule, attached hereto as Exhibit C. For Cross-Connects, Licensee shall pay to UAI one-half of the greater of (i) the monthly recurring charge paid to Licensee by its End User or (ii) the rate set forth on Exhibit C. Licensee will also pay all non-recurring charges set forth on Exhibit C. UAI shall invoice monthly recurring charges on a monthly basis and in advance. The first invoice from UAI for a Space or a Cross-Connect shall consist of: (i) the non-recurring charges, (ii) the monthly recurring charges for the first full billing cycle month, and (iii) if the Commencement Date for a Space or if the start date of a Minimum Service Term for a Cross-Connect is on a date other than the first day of a calendar month, then the pro-rata portion of the monthly recurring charge for the period from the applicable start date to the first day of the first full billing cycle month. The non-recurring charges and monthly recurring charges for a Cross-Connect shall be invoiced upon the installation of the Cross-Connect. Licensee shall make all payments due in United States Dollars within fifteen calendar days of the date of receipt of UAI's invoice ("Due Date"). Receipt will be defined as the earlier of Licensee's actual receipt of the invoice or three days after the date UAI mails the invoice.

12. Additional Charges. If Licensee requests a change to a Cross-Connect after such Cross-Connect has been installed, the Licensee will incur an additional fee as set forth on Exhibit C.

13. Late Payment. If any amount due under this Agreement is not received from Licensee by the Due Date, UAI, in addition to its other remedies available in contract or at law, may in its sole discretion: (i) impose a late payment charge of the lower of 1.5% per month or the highest rate legally permissible (such late charge shall be payable upon demand by UAI); and/or (ii) require the delivery of a security deposit in a form reasonably acceptable to UAI as a condition of the continued availability of the Space, which security deposit shall be held until the termination or expiration of this Agreement.

14. Taxes. Any applicable federal, state, or local taxes, and all use, sales, commercial, gross receipts, privilege or other similar taxes or license fees, whether charged to or against UAI or Licensee, with respect to the Space or UTX, as well as any other imposition by any governmental authority, shall be payable by Licensee.

15. Early Termination Charges. In the event Licensee terminates this Agreement prior to the end of the applicable Initial Term or a Renewal Period, Licensee will pay as liquidated damages and not as a penalty a lump sum termination charge equal to any unpaid non-recurring charges and one-hundred percent (100%) of the applicable monthly recurring charges described in Exhibit C (unless a different percentage is otherwise negotiated in advance) multiplied by the number of months remaining in the applicable Initial Term or Renewal Period.


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16. Early Termination of Space or Cross-Connects. In the event Licensee terminates any Space, power and/or Cross-Connect prior to the end of the applicable Minimum Service Term or Renewal Term, Licensee will pay as liquidated damages and not as a penalty a lump sum termination charge equal to any unpaid non-recurring charges and one hundred percent (100%) of the applicable monthly recurring charges described in Exhibit C (unless a different percentage is otherwise negotiated in advance) multiplied by the number of months remaining in the applicable Minimum Service Term or Renewal Term .

17. Default. A "Default" shall occur if:

         A. Licensee fails to make any payment required to be made by it under this Agreement and any such failure remains uncorrected for five (5) days after Licensee's receipt of notice of non-payment;

         B. Either party fails to perform or observe any material term or obligation (other than making payment) contained in this Agreement, and any such failure remains uncorrected for thirty (30) calendar days after written notice from the non-breaching party informing the breaching party of such failure;

         C. Either party (i) makes an assignment for the benefit of creditors;
         (ii) has a receiver, trustee, custodian (or similar party) appointed or designated to administer its affairs or otherwise take control of its assets or business operations; (iii) is unable to pay it debts when they become due; (iv) is named a defendant in a proceeding initiated by a secured creditor or creditors in which the secured creditor or creditors (as the case may be) are claiming a default under the underlying agreements or are foreclosing on collateral in which they hold a security interest; (v) becomes a debtor in a voluntary or involuntary proceeding under any chapter of the United States Code or any law or statutory scheme relating to insolvency, reorganization or liquidation.

18. Default Remedies.

         A. If UAI is in Default as provided in Section 17 above, Licensee shall have the right to terminate this Agreement as to any or all Spaces effective upon delivery of written notice to UAI.

         B. If Licensee is in Default as provided in Section 17 above, UAI may immediately terminate this Agreement or all or any portion of the Spaces and/or Cross-Connects. UAI may, in addition to and without waiving any rights or any other remedies available to UAI, elect, in its sole discretion, to exercise one or more of the following remedies:
         (i) cause the commencement date described in any UTX Service Order to be withheld; (ii) suspend a portion or all of the power, Cross-Connects or any other services to be provided by UAI; or (iii) decline to accept an UTX Service Order or other requests from Licensee to provide power, Cross-Connects or any other services that UAI may otherwise be obligated to accept.

         C. If this Agreement is terminated by UAI in accordance with Section 18
         (B), any circuits or Services that are provisioned through the Space(s) may, in UAI's sole discretion, be suspended or terminated and disconnected immediately. If UAI elects to suspend the power, Cross-Connects or any other services, UAI may continue the suspension until such time as Licensee has paid in full all charges then due, including any late fees and reconnection charges, as specified herein. In order to restore any suspended or disconnected circuits, services and/or any other Services, Licensee may be required to provide commercially reasonable security deposit to UAI, as determined in UAI's sole discretion, to ensure Licensee's ability to pay for the License for the Space.


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19. Condition of Space and UTX. UAI makes no warranty or representation regarding the Space, the UTX or the Building, including, without limitation, that the Space, the UTX or the Building are suitable for Licensee, its customers or Licensee's intended use thereof. Licensee has inspected the Space, the UTX and the Building, and Licensee accepts the same "as is" and agrees that UAI is under no obligation to perform any work or provide any materials to prepare the Space or the UTX for Licensee, except as provided in Section 6. Licensee shall leave the Space in the same condition existing on the commencement of this Agreement, reasonable wear and tear excepted, and Licensee shall remove all of its Equipment and property pursuant to the terms of this Agreement on or before the date of the termination of this Agreement.

20. Interference, Emergency and Relocation.

         A. UAI may immediately terminate the Agreement in the event Licensee's Equipment causes interference or damage to the UTX or any other party's equipment or facilities located in the UTX by the installation, operation, maintenance, replacement or repair of Licensee's Equipment and such interference or damage is not cured to UAI's reasonable satisfaction within 24 hours of Licensee's receipt of notice of the interference or damage.

         B. In the event of emergency or other hazard or threat to Building tenants, other licensees of UAI, the public, UAI personnel or UAI equipment, as determined by UAI in its reasonable discretion, UAI reserves the right to take any action reasonable necessary to abate or eliminate the emergency or threat, including suspend the electrical power and remove, change or otherwise terminate the operation of Licensee-supplied Equipment installed in the Space without notice. Where possible, UAI will provide prior notice to Licensee of such action and work in cooperation with Licensee to affect such remedies so as to permit the Equipment to be returned to operation in a manner reasonably acceptable to Licensee.

         C. UAI shall have the right to relocate or require the relocation of the Equipment if such relocation is necessary, in UAI's reasonable judgment, including, without limitation, due to damage to the Space or UTX. In such event, UAI shall provide Licensee with reasonable advance notice of the need to relocate such Equipment, and the parties shall agree upon the activities required for such relocation. UAI shall be responsible for all costs resulting from such relocation of the Equipment. If Licensee and UAI are unable to agree upon the terms of such relocation, either party may terminate the Agreement upon notice to the other, subject to each party performing its obligations resulting from termination.

21. Power. The UTX facilities are provided electricity by an outside utility service. The UTX is equipped with back-up power. UAI will use commercially reasonable efforts to provide uninterrupted electrical service. UAI does not guarantee that the uninterruptable power supply and/or generator will function or that the UTX will be provided with electricity without interruptions.


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22. Licensee's Covenants and Warranties. Licensee hereby covenants and warrants:

         A. To (i) keep the Space and the Equipment in good order, repair and condition throughout the Term; and (ii) promptly and completely repair all damage to the UTX or Space caused by Licensee.

         B. To abide by all applicable Landlord rules and UAI's reasonable operating procedures regarding Licensee's conduct in the UTX or Space ("Policies"). UAI and Licensee agree to comply with the most current version of the Policies. Any future change in the Policies will not materially affect or decrease Licensee's access to or use of its Space or the security of its Equipment in the UTX.

         C. To comply with federal, state and municipal laws, orders, rules, statutes, codes, regulations or other direction or requirement of any federal, state, county, municipal, or other government or governmental or quasi-governmental department, commission, board, bureau, court or agency having jurisdiction or authority over UAI, Licensee, the Space, the UTX or the Building, which is now or in the future applicable to the Space, UTX or the Building, and applicable insurance underwriters' rules, regulations, decrees or requirements; and

         D. Not to disrupt, adversely affect or interfere with other tenants, licensees or other occupants in the Space, UTX, the Building or with any other party's use and enjoyment of its leased premises or the common areas of the UTX or the Building. Licensee shall neither cause nor permit a release or threatened release of hazardous materials or substances onto the Space, UTX or Building.

23. Third Party Access. Licensee acknowledges that third parties will have access to the UTX and that Licensee is solely responsible for the security of Licensee's Equipment.

24. Indemnification. Licensee agrees to indemnify and save harmless UAI, its officers, directors, agents, employees and servants, to assume liability for death or injury to any property or person incurred or sustained as a result of or consequence of Licensee's negligence or willful misconduct in the UTX or the Building. This indemnification shall include any and all expenses, damages, costs, attorney's fees and other expenses incurred by UAI or its agents, if any, defending such claims, unless such loss, damage or injury is due to the negligence or willful misconduct of UAI, its employees, agents or invitees.

25. Insurance.

         A. Licensee shall obtain, pay for and maintain insurance coverage in amounts of coverage not less than those set forth below, shall name UAI and the Landlord as additional insured, and shall provide UAI timely certificates as issued by insurance companies satisfactory to UAI to evidence such existing coverage. Such certificates shall provide that there shall be no cancellation, non-renewal, or modification of such coverage without thirty days' prior written notice to UAI. A blanket policy is permitted.


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         B. The required insurance coverage and the minimum coverage amounts are as follows: (i) Worker's Compensation insurance complying with the law of the state or states of Licensee's operation, Employer's Liability and disease coverage in an amount not less than One Million Dollars ($1,000,000) per each employee; (ii) Commercial general liability insurance in an amount not less than Five Million Dollars ($5,000,000) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations, and products liability; and
         (iii) "All Risk" property insurance (including, without limitation, fire, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on the Licensee Equipment located on or in the UTX. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise, and shall be in the form providing coverage comparable to the coverage provided in the standard ISO All-Risk form. As long as this Agreement is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured. UAI shall have no interest in the insurance proceeds on the Equipment.

         C. Except for damages directly resulting from the negligence or willful misconduct of UAI, Licensee waives all rights of recovery against UAI on account of any loss and damage to Licensee's Equipment to the extent that such loss or damage is insured against under any insurance policies that may be in force at the time of such loss or damage.

         D. Neither the insurance required herein nor the amount and type of insurance maintained by Licensee, shall limit or affect the extent of Licensee's liability to indemnify UAI hereunder for injury, death, loss or damage.

         E. UAI shall not insure for any loss or damage to property of any kind owned, licensed or leased by Licensee or its employees, servants and agents.

         F. UAI may, in its reasonable discretion, adjust the insurance coverage requirements upon thirty (30) days prior notice to Licensee to such minimum limits as shall then be customary in respect of comparable situations within the existing Building or UTX.

26. Liens. Licensee shall be responsible for the satisfaction or payment of any liens for any provider of work, labor, material or services claiming by, through or under Licensee. Licensee shall also indemnify, hold harmless and defend UAI against any such liens, including reasonable attorneys' fees. Such liens shall, at UAI's discretion, be discharged by UAI within thirty (30) days after notice of filing thereof by bonding, payment or otherwise, provided that Licensee may contest any such liens in good faith and by appropriate proceedings.

27. Damage to UTX. If the Landlord or UAI exercises an option to terminate the lease or UAI's license due to damage or destruction of the Space, the UTX or the Building, or, for UTX owned by UAI, UAI decides not to rebuild such building or portion thereof in which the Space is located, the license as to the Space in question shall terminate as of the date that the lease is terminated or of UAI's notice to Licensee of its decision not to rebuild, whichever is applicable. If the lease is not terminated and the Space is not repaired to substantially the same condition it was in prior to the damage within ninety (90) days from the date of the damage, Licensee shall have the option to terminate this Agreement with respect to the affected Space, which option shall be the sole remedy available to Licensee against UAI under this Agreement relating to such failure. If the Space or any portion thereof shall be rendered untenable by reason of such damage, any charges or fee(s) for such Space shall proportionately abate, based on the amount of rentable square footage which is rendered untenable, for the period from the date of such damage to the date when such damage shall have been repaired for the portion of the Space rendered untenable.


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28. Waiver and Release. Except for damages directly resulting from the negligence or willful misconduct of UAI, Licensee waives and releases all claims against UAI, its agents and employees, and agrees that they shall not be liable for injury to person or damage to property sustained by Licensee occurring in or about the UTX resulting from any existing or future condition, or defect from Equipment or appurtenance becoming out of repair, or from any occurrence or act by a third party, including, but not limited to, the installation or removal of Licensee's Equipment. Licensee waives and releases all claims against UAI, its agents and employees arising out of or resulting from any lost services due to any HVAC, electric service or back up power failure.

29. Assignments. Licensee agrees that it will not in any way, directly or indirectly, assign, transfer or encumber this Agreement, without obtaining UAI prior consent, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Licensee may assign this Agreement to any entity that has a credit rating at least equal to Licensee's that meets Seller's standard test for creditworthiness and is (i) a person or entity controlling, controlled by or under common control with Licensee; or (ii) the purchaser of all, or substantially all, of the assets of Licensee. Licensee will not permit the Space to be used by any third party without the prior written consent of UAI. UAI may assign or transfer this Agreement without the consent of Licensee.

30. Force Majeure. Neither party shall be liable for any failure of performance due to causes beyond its control, including but not limited to, acts of god, fire, flood, cable cut, or other catastrophes; any law, order regulation, direction, action or request of the United States Government, or of another government, including state and local governments having or claiming jurisdiction over UAI or of any department, agency, commission, bureau, corporation, or other instrumentality of any federal, state or local government, or of any civil or military authority; national emergencies; unavailability of materials or rights-of-way; insurrections; riots; wars; or strikes, lock-outs, work stoppages, labor difficulties, or utilities/power outages.

31. DISCLAIMER OF CERTAIN DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO THE OTHER PARTY'S CUSTOMERS OR ANY OTHER THIRD PARTIES FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF USE OR LOST BUSINESS, REVENUE, LOST PROFITS OR GOODWILL, AS A RESULT OF OR IN CONNECTION WITH ITS PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT. IN ANY EVENT, UAI'S LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE TOTAL FEES PAID TO UAI HEREUNDER IN THE LATEST TWELVE MONTHS OF THE AGREEMENT.

32. Agreement. The Parties agree that the Agreement is the complete and exclusive statement of the agreement between the parties relating to the subject matter of the Agreement, and supersedes all proposals, letters of intent or prior agreements, oral or written, and all other communications and representations between the parties relating to such subject matter.


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33. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be given by: (a) hand delivery; (b) first-class registered or certified mail with postage prepaid; (c) overnight receipted courier service; or (d) telephonically confirmed facsimile transmission, which notice is addressed to the party at the address set forth below, or such other address as may hereafter be designated in writing by the party. Notices given in accordance with subpart (b) of this Section shall be deemed delivered three days from the date of mailing. Notices given in accordance with subparts (a), (c) or (d) of this Section shall be effective upon receipt or when receipt is refused.


        -----------------------------------------------       ---------------------------------------
        Universal Access, Inc.                                Licensee
        -----------------------------------------------       ---------------------------------------
        233 South Wacker Drive, Suite 600                     55 Madison Avenue, Suite 300
        -----------------------------------------------       ---------------------------------------
        Chicago, Illinois 60606                               Morristown, New Jersey
        -----------------------------------------------       ---------------------------------------
        Facsimile:  (312) 660-5050                            Facsimile:  973-290-0081
        -----------------------------------------------       ---------------------------------------
        Phone:  (312) 660-5000                                Phone:  973-290-0080
        -----------------------------------------------       ---------------------------------------
        Attn.:                                                Attn.:  General Counsel
        -----------------------------------------------       ---------------------------------------

        With a copy to:


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        Universal Access, Inc.                                Licensee
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
        233 South Wacker Drive, Suite 600                     Kirkpatrick & Lockhart LLP
                                                              1251 Avenue of the Americas, 45th Fl
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        Chicago, Illinois 60606                                New York, New York 10020
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        Facsimile: (312) 660-1290                             Facsimile:
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        Phone: (312) 660-5000                                 Phone:
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        Attn.: Legal Department                               Attn.: Warren Colodner, Esq.
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The addresses set forth may be changed upon delivery of appropriate written notice to the other party.

34. Non-Disclosure. Neither party shall disclose to any third party the terms and conditions of this Agreement without the prior written consent of the other party. Neither party shall use the other party's name in publicity or press releases without obtaining the other party's prior written approval, which shall not be unreasonably withheld.


Confidential and Proprietary

                                       10
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35. Jurisdiction and Venue. This Agreement shall be construed under the laws of the State of Illinois without regard to choice of law principles. Venue and jurisdiction shall lie exclusively in the State of Illinois.

36. Severability. If any term or condition of the Agreement shall to any extent be held invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall not be affected thereby, and each term and condition shall be valid and enforceable to the fullest extent permitted by law.

37. Attorneys' Fees and Costs. If any litigation is brought to enforce, or arises out of, the Agreement or any term, clause, or provision hereof, the prevailing party shall be awarded its reasonable attorneys' fees together with expenses and costs incurred with such litigation, including necessary fees, costs, and expenses for services rendered, as well as subsequent to judgment in obtaining execution thereof.

38. Independent Contractor Relationship. Nothing contained herein shall be construed to imply a joint venture, partnership, or employer and employee relationship between the parties. Neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other except as defined in this Agreement or as mutually agreed to under the terms of this Agreement. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purpose whatsoever.

39. Eminent Domain. In the event of taking by eminent domain (or a conveyance by Landlord of all or any portion of the Building to an entity having the power of eminent domain after receipt of actual notice of the threat of such taking) or of all or any portion of the UTX so as to prevent, in UAI's reasonable determination, the utilization of the Space by Licensee, the License as to the Space in question shall terminate as of the date of such taking or conveyance with respect to the Space which is affected by such taking or conveyance and any fee(s) to be paid by Licensee shall be proportionately reduced. Except as set forth below, Licensee shall have no claim against UAI for the value of the unexpired Term of the License affected thereby (or any portion thereof) or any claim or right to any portion of the amount that might be awarded to the Landlord or to UAI as a result of any payment for condemnation or damages.
Nothing contained in this Agreement should prohibit Licensee from seeking any relief or remedy against the condemning authority for its trade fixtures and any moving expense.

40. Subordination. Licensee hereby agrees that this Agreement shall be subordinate to any mortgage, trust deed or deed of trust or release that has heretofore been or may hereafter be placed upon the UTX wherein the Space is located, or any part thereof. Any license granted hereunder shall not be granted in contravention of any mortgage, trust deed or deed of trust or lease pursuant to the underlying lease or the same shall be voidable by UAI.

41. Waiver of Charges. Notwithstanding any provision in any separate agreement, arrangement or Licensee tariff or terms of service, Licensee waives all fees or charges related to the provision or supply of capacity or facilities from the UTX to Licensee's network that it may charge or is charging UAI, including but not limited to dedicated entrance facility charges, appearance charges, augmentation charges, installation or build charges, or other similar charges
(however named).


Confidential and Proprietary

                                       11
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42. Assignment of UTX. If Licensee is leasing 1500 square feet or more of Space at a single UTX under Minimum Service Term(s) that average one year (weighted by dollar value), Licensee will have the option to (i) request and receive from UAI the detailed costs of operation of that UTX and (ii) request to assume the lease and other costs of operation of that UTX.

         A. If the request to assume is made, UAI will use commercially reasonable efforts to assist in the negotiation of the assignment of the lease from the Landlord, including obtaining the Landlord's consent, together with the assignment of any other agreements that relate to the operation of the UTX. The parties will also negotiate in good faith the terms under which UAI will lease space (excluding price, which is set forth below), and receive services from Licensee, so that UAI may maintain existing operations within the UTX. If this occurs, UAI will pay a rate of $12 per square foot per month for space it will license from Licensee at the time of assignment. If UAI requests additional space after the date of assignment, UAI shall pay a rate that is a 10% less than the lowest rate that Licensee is charging to its then current customers. If the operation of a particular UTX is transferred to Licensee as described above, UAI's equipment (including related ancillary items necessary to operate the equipment) within that facility will be sold to Licensee at a price that is 20% of the original invoice value, provided that if either party elects, it may request that instead of the sale price being this amount, the price will be the average of two certified appraisals of fair market value.
         Each party will select one appraiser, but the party that requests the appraisals will pay for both such appraisals. Notwithstanding the foregoing, if the lower of the two appraisals is less than 80% of the higher appraisal, then either party may request a third appraisal. The parties will jointly select a neutral third party appraiser to perform this third appraisal. The parties will use this appraisal (the cost of which will be split equally) in place of the average of the two appraisals described above. All such appraisals will measure the aggregate value of the equipment (as opposed to measuring it item by item).

         B. The final sale price for the equipment (including related ancillary items necessary to operate the equipment) will then be applied as a credit toward UAI's monthly billing for space, power, etc. if it elects to license back any space, or will be paid to UAI by wire transfer as of the effective date of transfer if UAI does not license back any space.

         C. If some or all of the foregoing transactions occur, the parties will in good faith negotiate any additional and customary terms necessary to effect such transactions, and execute and deliver documentation to reflect the same, including but not limited to an assignment and assumption agreement and bill of sales.

43. Right of First Refusal. If UAI receives a firm third party offer, acceptable to UAI, to take over operation of a UTX during the Term, Licensee will have first right of refusal to take over operation of the UTX upon the same terms.
Licensee must exercise this right within five business days of receiving notice of the terms from UAI. If Licensee exercises this option, the parties will promptly prepare and execute definitive agreements to effect the transaction.

44. Marketing. Licensee will designate UAI as one of its network provisioning and management partners in its existing facilities, and to the extent possible ensure that UAI has the opportunity to bid on all customer circuits in and out of the facilities. Licensee will facilitate the presentation and marketing of UAI's network provisioning and management services to existing Licensee customers.


Confidential and Proprietary

                                       12
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45. Commission for Sales to Third Parties. If Licensee sells a circuit on behalf of UAI under a minimum 12 month contract, UA shall pay Licensee a commission of
20% of the Monthly Recurring Charge for the first month of the term of that circuit. The terms of this arrangement are subject to the terms of UAI's standard Representation Agreement, a copy of which will be provided to Licensee.

46. Opportunity to Bid. Licensee will give UA advance notice and the opportunity to bid on all circuits procured by Licensee for its Storage Area Network business.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

Universal Access, Inc.

By: __________________________


Name: Brian Coderre


Title: Chief Financial Officer


Licensee

By: __________________________


Name: A. Dale Mayo


Title: President/Chief Executive Officer


Confidential and Proprietary

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                                                        [UNIVERSAL ACCESS LOGO]

                                    EXHIBIT A
                                UTX SERVICE ORDER

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Licensee Information
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Licensee Name:      ______________________________

Licensee Address:   ______________________________

                    ______________________________

                    ______________________________

Licensee Technical Contact:  _________________________

Technical Contact Phone:     _________________________

Technical Contact E-Mail:    _________________________

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Premise Information
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UTX Location Requested:   __________________________

License Date:    __________________________

Term:   ________________

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Floor/Space Requirements:
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Cage Space:  _____________________(square feet)

Number of Closed Cabinet(s): ____________

         Cabinet Size:  ______ W x _____ D x _____ H

Number of Open Bay Rack(s): _____________

         Rack Size:  ______ W x _____ D x _____ H

Universal provided Racks/Cabinets:   Y     N
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Additional Requirements/Comments:


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Universal Access, Inc.                    Licensee
----------------------------------        -------------------------------------

By:     __________________________        By:     _____________________________

Title:  __________________________        Title:  _____________________________

Date:   __________________________        Date:   _____________________________

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Confidential and Proprietary
                                       14